UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  November 27, 2007

Plantronics, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On November 28, 2007, Plantronics, Inc. (the “Company”)  issued a press release addressing the consolidation of its manufacturing operations that includes an estimate of the impact to certain items of its previously provided earnings guidance for the third quarter of fiscal 2008. A copy of the press release, dated as of November 28, 2007, is furnished as Exhibit 99.1 to this Current Report and  is incorporated in this Item 2.02 by reference. The press release is furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof  nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 2.05. Costs associated with Exit or Disposal Activities

On November 27, 2007, the Board of Directors and executive management of the Company approved a plan to close and/or consolidate a number of facilities that perform functions for its Audio Entertainment Group (“AEG”) as part of a strategic initiative to lower costs.  Specifically, the Company plans to close AEG’s manufacturing facility in Dongguan, China; shut down a related Hong Kong research and development, sales and procurement office; and consolidate procurement, research and development activities for AEG in a new Shenzhen, China site.  The selling, general and administrative functions of AEG will also be consolidated with those of the Company’s Audio Communication Group through-out the Asia-Pacific region.  These steps are part of a strategic initiative designed to reduce fixed costs by outsourcing AEG manufacturing to the network of qualified contract manufacturers it already has in place.  Further information on a number of these actions including the costs and benefits related to the consolidation is set forth in the press release dated November 28, 2007, which is incorporated in this Item 2.05 by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished as part of this report.

Exhibit Number	Description

99.1	Press release entitled “Plantronics to Consolidate Manufacturing Operations” dated November 28, 2007.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANTRONICS, INC.

Date: November 28, 2007	By:	/s/ Barbara Scherer
Barbara Scherer
Senior Vice President and Chief Financial Officer